SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           LIFE MEDICAL SCIENCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------

                           LIFE MEDICAL SCIENCES, INC.
                                   PO Box 219
                             Little Silver, NJ 07739

                  Notice of 2005 Annual Meeting of Stockholders
                       to be held on Friday April 22, 2005

      Notice is hereby given that the Annual Meeting of Stockholders of LIFE MEDICAL SCIENCES, INC., a Delaware corporation (the "Company"), will be held at the offices of Eisner LLP, 750 Third Avenue, New York, NY 10117 on Friday April 22, 2005, at 9:00 a.m. local time (the "Meeting") for the following purposes:

1.    To consider and vote upon the election of six directors;

2. To approve an amendment to the Company's Restated Certificate of Incorporation changing the Company's name to SyntheMed, Inc.;

3. To ratify the appointment of Eisner LLP as the Independent Registered Public Accounting Firm of the Company; and

4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

      The close of business on February 25, 2005, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A complete list of those stockholders will be open to examination of any stockholder, for any purpose germane to the Meeting, during ordinary business hours at the Company's offices for a period of 10 days prior to the Meeting. The stock transfer books of the Company will not be closed.

      All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                     By the order of the Board of Directors,


                                     Richard L. Franklin, MD
                                     Chairman

Little Silver, New Jersey
Dated: March 1, 2005

                           LIFE MEDICAL SCIENCES, INC.
                                   PO Box 219
                             Little Silver, NJ 07739

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Life Medical Sciences, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held at the offices of Eisner LLP, 750 Third Avenue, New York, NY 10117 on Friday, April 22, 2005 at 9:00 a.m., local time, and for any adjournment or adjournments thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address. Attendance at the Meeting will not have the effect of revoking the proxy unless such written notice is given.

      If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, for the election of the nominees set forth under the caption "Election of Directors", for the approval of the proposed change of the Company's name to SyntheMed, Inc. (the "Name Change") and for the ratification of the appointment of Eisner LLP, as the independent auditors of the Company.

      The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to holders of the Company's Common Stock, par value $.001 per share (the "Common Stock") is March 4, 2005.

      The cost of solicitation of proxies will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies by telephone or by other electronic means. Upon request, the Company will reimburse brokers, dealers, bankers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners.

      Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Meeting.

                                     VOTING

      Only holders of shares of Common Stock of record as at the close of business on the Record Date are entitled to vote at the Meeting. The Record Date for the Meeting is February 25, 2005. On the Record Date there were issued and outstanding 59,962,447 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Meeting. The presence in person or by proxy of the holders of a majority of the Common Stock outstanding on the Record Date shall constitute a quorum for the purposes of the Meeting. The stockholders vote at the Meeting by casting ballots (in person or by proxy) which will be tabulated by a person appointed by the Board before the Meeting to serve as the inspector of election at the Meeting and who has executed and verified an oath of office. Abstentions and broker non-votes are included in the determination of the number of shares of Common Stock present at the Meeting for quorum purposes. Abstentions are counted in the tabulation of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted in the tabulation of votes cast on such proposals.

Required Votes

      The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Meeting is necessary to elect the nominees as directors. Stockholders may vote "FOR" any or all nominees or may "Withhold Authority" to vote for the nominees.

      The affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date is necessary to approve the Name Change. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is necessary to ratify the appointment of Eisner LLP as the independent auditors of the Company. Stockholders may vote "FOR", "AGAINST" or "ABSTAIN" with respect to each of these proposals. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" each of these proposals.

                              ELECTION OF DIRECTORS

Information Concerning Nominees

      At the Meeting, six directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

      The following table sets forth the names of the nominees and certain information with regard to each nominee:

                                                  Held          Position with
          Name of Nominee            Age      Office Since         Company
          ---------------            ---      ------------         -------

David G. P. Allan ................    63     June 2003          Director
Edward A. Celano .................    66     November 1996      Director
Barry R. Frankel .................    54     June 2003          Director
Richard L. Franklin, MD. .........    59     December 2000      Chairman
Robert P. Hickey .................    59     May 1996           President, CEO
                                                                and CFO
Walter R. Maupay, Jr. ............    65     July 1996          Director

Nominees for Election at the Meeting

      David G. P. Allan has served as a director of the Company since June 2003. Since February 1998, Mr. Allan has been Chairman & CEO of YM BioSciences, Inc., a publicly traded, Toronto-based life sciences company focused on cancer therapy. From March 1992 to January 1998, Mr. Allan served as Executive Director of Yorkton Securities Inc., an investment banking firm. From February 1987 to February 1992, Mr. Allan served as a Director of Loewen, Ondatjee McCutcheon, Inc., an investment banking firm.

      Edward A. Celano has served as a director of the Company since November 1996. Since January 2004, Mr. Celano has served as Senior Managing Director of Walter & Samuels Capital Corporation, Inc., a real estate investment firm. From February 2001 to December 2003, Mr. Celano served as Managing Director of the Corporate Finance Group of M. R. Weiser & Co., LLP, an investment banking firm. From May 1996 to January 2001, Mr. Celano served as an executive vice president of Atlantic Bank of New York, a commercial bank. From November 1984 to May 1996, Mr. Celano was a senior vice president of NatWest Bank, a commercial bank. Mr. Celano is currently a director of the following publicly traded companies:
Entrade, Inc. and Asta Funding, Inc.

      Barry R. Frankel has served as a director of the Company since June 2003. Since March 1993, Mr. Frankel has served as Managing Partner of The Frankel Group, a life sciences management consulting firm. From October 1982 to February 1993, Mr. Frankel served as President of SJ Weinstein Associates, a healthcare marketing and communications firm. From June 1974 to September 1993, Mr. Frankel served in senior marketing and strategy positions at Pfizer.

      Richard L. Franklin, MD, has served as Chairman of the Board of Directors of the Company since June 2003 and as a director of the Company since December 2000. Since September 2002, Dr. Franklin has been Chairman of DMS Data Systems, an internet-based information services company. From May 1996 to September 2002, Dr. Franklin had been Chief Executive of Phairson, Ltd., a medical product development company. From January 1991 to May 1996, Dr. Franklin was founder and principal of Richard Franklin & Associates and from January 1988 to December 1990, Dr. Franklin was with Boston Capital Group, both of which are consulting firms to the healthcare industry. From July 1986 to December 1987, Dr. Franklin was head of Healthcare Corporate Finance at Tucker Anthony, an investment banking firm.

      Robert P. Hickey has served as Chief Financial Officer of the Company since March 2000, President and Chief Executive Officer of the Company since May 1996 and as a director of the Company since July 1996. From May 1999 to June 2003, Mr. Hickey served as Chairman of the Board of Directors of the Company. From May 1994 until joining the Company, Mr. Hickey was founder and president of Roberts Healthcare Resources, Inc., a company engaged in project consulting to Fortune 500 and leading edge companies in the healthcare industry. From 1975 to 1994, Mr. Hickey served in various positions at Johnson & Johnson. From 1992 to 1994, Mr. Hickey was vice president, marketing and director of Ethicon, Inc., a unit of Johnson & Johnson.

      Walter R. Maupay, Jr. has served as a director of the Company since July 1996. At his retirement in 1995, Mr. Maupay was a group executive with Bristol-Myers Squibb and president of Calgon Vestal Laboratories. From May 1988 to January 1995, Mr. Maupay had been president of Calgon Vestal Laboratories, a division of Merck & Co., Inc. From 1984 to 1988, Mr. Maupay served as vice president of Calgon Vestal Laboratories. Mr. Maupay is currently a director of the following publicly traded companies: Kinsey Nash Corporation, Polymedica, Inc. and Cubist Pharmaceuticals.

      Each director shall hold office until the Company's next meeting of its shareholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal.

General Information Concerning the Board and its Committees

      The Board met four times in the fiscal year ended December 31, 2004. It is the Company's policy that directors who are up for election at the Annual Meeting attend the Annual Meeting. All of the nominees up for election at the 2004 Annual Meeting of Stockholders attended the 2004 Annual Meeting of Stockholders.

      The Delaware General Corporation Law provides that the Board, by resolution adopted by a majority of the entire Board, may designate one or more committees, each of which shall consist of one or more directors. The Board annually elects from its members the Nominating and Corporate Governance Committee, Audit Committee and the Compensation Committee. During the last fiscal year each of the directors then serving, except Mr. Allan, attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he served as a director) and (2) the total number of meetings held by all committees of the Board on which he served (during the period for which he served as a director).

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for the establishment and supervision of guidelines and policies in support of the Board relating to Board composition, corporate governance and performance evaluation of the Board and management. The committee, all of whose members are independent within the meaning of the rules of the Nasdaq Stock Market, is composed of Mr. Maupay as Chairman and Messrs. Allan and Frankel. During fiscal 2004, the Nominating and Corporate Governance Committee did not meet separately from the Board but performed its duties in the context of Board meetings. A copy of the committee's charter is included as Appendix A to the Proxy Statement. The charter is not included on the Company's website.

      Audit Committee. The Audit Committee is composed of three directors, all of whom are independent within the meaning of the rules of the Nasdaq Stock Market. The Audit Committee reviews the Company's auditing, accounting, financial reporting and internal control functions and selects the independent auditors. In addition, the committee monitors the non-audit services of the independent auditors. During fiscal 2004, the Audit Committee met two times. In addition, during 2004, the Chairman met with the independent auditors to review each of the Company's Form 10-QSB filings. The members of the Audit Committee are Mr. Celano as Chairman and Messrs. Allan and Maupay. While each of the members of the Audit Committee is financially literate and has accounting and finance experience, none of such individuals is deemed a "financial expert" within the meaning of Securities and Exchange Commission regulations. Given the limited resources of the Company, and the qualifications of the existing committee members, the Board of Directors has determined not to devote resources at this time to locating a suitable "financial expert" to serve on the Audit Committee. For additional information relating to the Audit Committee, see the Report of Audit Committee on page 9 of this proxy statement.

      Compensation Committee. The Compensation Committee reviews and recommends to the Board remuneration arrangements, compensation plans and approves option grants for the Company's officers, key employees, directors and others. The Compensation Committee is composed of Mr. Maupay as Chairman and Messrs. Celano and Frankel. During fiscal 2004, the Compensation Committee met two times.

      Director Nomination Process. The Nominating and Corporate Governance Committee is responsible for recommending to the Board those individuals it believes should be nominated for election or reelection as members of the Board. The Company's directors play an important role in guiding the Company's strategic direction and overseeing the management of the Company. Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, including particular experience in areas relevant to the Company's business activities, concern for the long-term interests of the stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their duties and responsibilities to the Company. In determining individuals to recommend for nomination, the Committee will consider candidates recommended by stockholders, in addition to Committee-identified candidates. Stockholders wishing to recommend nominees for election at the 2006 Annual Meeting should provide all relevant background material for the candidate, including curriculum vitae, to the Chairman of the Committee, at the address of the Company, in advance of the date set forth herein for receipt of stockholder proposals for the 2006 Annual Meeting.

                             PRINCIPAL STOCKHOLDERS

Set forth below is information concerning the stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of any class of voting securities of the Company, all directors (including nominees), the Named Executive Officers (as defined in "Executive Compensation - Summary Compensation Table") and all directors and executive officers of the Company as a group, as of February 25, 2005.

         Name and Address                      Shares of Common
       of Beneficial Owner                    Stock Beneficially     Percent
        or Number in Group                         Owned (1)         of Class
        ------------------                         ---------         --------

Phairson, Ltd.                                   6,895,561 (2)         11.4%
250 City Rd.
London EC1V 2QQ
United Kingdom

Richard L. Franklin, MD                          3,000,000 (3)          4.8%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 0739

Robert P. Hickey                                 2,732,034 (4)          4.4%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 07739

Eli Pines, Ph.D.                                 1,196,581 (5)          2.0%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 0739

Walter R. Maupay                                   823,441 (6)          1.4%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 07739

Edward A. Celano                                   558,016 (7)          0.9%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 07739

David G. P. Allan                                  445,000 (8)          0.7%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 07739

Barry R. Frankel                                   145,000 (9)          0.2%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 07739

All executive officers and
directors                                        8,900,072 (10)        13.0%
as a group (7persons)

(1) Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and generally means the power to vote and/or dispose of the securities regardless of any economic interest therein. In accordance with such rules, shares beneficially owned includes shares that the named person has the right to acquire upon exercise of options and warrants, or upon conversion of convertible securities, within 60 days from February 25, 2005. All shares listed are beneficially owned, and sole voting and investment power is held by the persons named, except as otherwise noted.
(2) Represents shares held of record by wholly-owned subsidiaries of Phairson, Ltd.
(3) Represents shares of Common Stock issuable upon exercise of options that are currently exercisable.
(4) Includes 2,664,450 shares of Common Stock issuable upon exercise of options that are currently exercisable.
(5) Represents shares of Common Stock issuable upon exercise of options which are currently exercisable.
(6) Includes 526,773 shares of Common Stock issuable upon exercise of options which are currently exercisable.
(7) Includes 495,210 shares of Common Stock issuable upon exercise of options which are currently exercisable.
(8) Represents 145,000 shares of Common Stock issuable upon exercise of options which are currently exercisable and 150,000 shares of Common Stock underlying warrants currently exercisable which are held by TCMC Corp., a company controlled by Mr. Allan.
(9) Represents shares of Common Stock issuable upon exercise of options which are currently exercisable.
(10) Includes 8,173,014 shares of Common Stock issuable upon exercise of options which are currently exercisable and 150,000 shares of Common Stock underlying warrants currently exercisable.

                             EXECUTIVE COMPENSATION

      The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company during the fiscal years ended December 31, 2004, 2003 and 2002 to the Company's officers whose annual compensation exceeded $100,000 in fiscal 2004 (the "Named Executive Officers").

                           Summary Compensation Table

                                                                               Long Term
                                                                              Compensation
                                               Annual Compensation               Awards
                                             -------------------------------------------------------
                                                                                              All
                                                                       Securities            Other
    Name and Principal Capacities                                      Underlying           Compen-
           in Which Served             Year      Salary     Bonus        Options           sation (1)
----------------------------------------------------------------------------------------------------------------
Robert P. Hickey                       2004     $249,000                  850,000             $2,614
     President, CEO & CFO              2003     $225,000                                      $2,434
                                       2002     $200,000                1,500,000             $2,299

Eli Pines, Ph. D.                      2004     $187,000                  700,000
    Vice President and                 2003     $150,000 (2)
    Chief Scientific Officer           2002                               700,000 (3)

(1) Represents premium payments for term life insurance for the benefit of the Named Executive Officer.

(2) Dr. Pines employment with the Company commenced on March 1, 2003. If Dr. Pines had been employed for the full fiscal year of 2003, his salary Would have been $180,000.
(3) Dr. Pines received the option grant while working as a consultant to the Company.

The following table sets forth certain information with respect to stock option grants during the year ended December 31, 2004 to the Named Executive Officers.

                      Option/SAR Grants in Last Fiscal Year

                                                                                     Individual Grants
                          ---------------------------------------------------------------------------------------------------
                              Number of Securities          % of Total Options
                                   Underlying              Granted to Employees         Exercise or Base         Expiration
         Name                  Options Granted (#)            in Fiscal Year            Price ($/Sh) (1)            Date
------------------------  ------------------------------  ------------------------  --------------------------  -------------
Robert P. Hickey                      250,000                      16.1%                      $0.43               4/23/11
                                      200,000                      12.9%                      $0.45               5/24/11
                                      200,000                      12.9%                      $0.55               5/24/12
                                      200,000                      12.9%                      $0.65               5/24/13
Eli Pines                             100,000                       6.5%                      $0.43               4/23/11
                                      200,000                      12.9%                      $0.45               5/24/11
                                      200,000                      12.9%                      $0.55               5/24/12
                                      200,000                      12.9%                      $0.65               5/24/13

(1) All options were granted with an exercise price equal to or above the fair market value of the Common Stock at the date of grant.

      The following table sets forth certain information with respect to stock option exercises by the Named Executive Officers during the year ended December 31, 2004 and the value of unexercised options at December 31, 2004.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year End Option/SAR Values

                                                               Number of Securities                    Value of Unexercised
                                                              Underlying Unexercised                   In-the-Money Options
                          Shares                          Options at Fiscal Year End (#)            at Fiscal Year End ($) (1)
                       Acquired on         Value       -------------------------------------- --------------------------------------
      Name             Exercised(#)     Realized($)       Exercisable        Unexercisable        Exercisable      Unexercisable
--------------------- ---------------  --------------- -------------------  ----------------- -------------------- -----------------
 Robert P. Hickey                N/A              N/A      2,664,450                 400,000        $ 362,365               N/A

    Eli Pines                    N/A              N/A      1,196,581                 400,000           74,188               N/A
------------------------------------------------------------------------------------------------------------------------------------

(1) Based upon the closing price of $0.41 per share of Common Stock on December 31, 2004, less the option exercise price.

      Employment and Related Agreements

      Pursuant to an employment agreement entered into in May 2001 and amended in May 2003, Robert P. Hickey is currently entitled to an annual base salary of $255,000 subject to adjustments for cost-of-living increases and other increases as determined by the Board. Mr. Hickey serves as President, CEO and CFO of the Company. As amended, the term of the agreement is scheduled to expire in May 2006, subject to automatic annual renewals absent six months' prior notice. In May 2004, the Board issued to Mr. Hickey a non-qualified stock option to purchase an aggregate of 600,000 shares of Common Stock under the Company's 2001 Non-Qualified Stock Option Plan. The option vests in three equal annual installments commencing on the issuance date and is exercisable at progressive per share prices per installment of $0.45, $0.55, and $0.65, respectively. The vesting schedule accelerates upon a change in control of the Company. The option expires as to each installment seven years from vesting. In April 2004, the Board issued to Mr. Hickey a non-qualified stock option to purchase an aggregate of 250,000 shares of Common Stock under the Company's 2001 Non-Qualified Stock Option Plan. The option is exercisable at $0.43 per share, vests in full on the issuance date and expires seven years from the vesting date. In March 2002, the Board issued to Mr. Hickey a non-qualified stock option to purchase an aggregate of 1,500,000 shares of Common Stock under the Company's 2001 Non-Qualified Stock Option Plan. The option is exercisable at $0.12 per share and vests in three equal annual installments commencing on the issuance date. The vesting schedule accelerates upon a change in control of the Company. The option expires as to each installment seven years from vesting.

      If Mr. Hickey dies, is terminated for cause, voluntarily resigns other than for Good Reason, as such term is defined in the agreement, or is unable to perform his duties on account of death or disability and the agreement is terminated, he or his legal representative shall receive from the Company the base salary which would otherwise be due to the date which termination of employment occurred. If Mr. Hickey's employment is terminated for any other reason by the Company or if Mr. Hickey resigns for Good Reason during the term of the agreement, Mr. Hickey will receive from the Company the base salary which would otherwise be due to the date which termination of employment occurred plus severance pay equal to twelve months of salary. The amount of the severance pay was increased from six months to twelve months in May 2003. The agreement with Mr. Hickey contains confidentiality and non-competition provisions.

      Under the foregoing employment agreement, the Company is required to obtain life insurance coverage on the life and for the benefit of Mr. Hickey in an amount equal to twice the amount of his base salary then in effect. Mr. Hickey will also have the right to participate in all group insurance, hospital, dental, major medical and disability benefits, stock option plans and other similar benefits afforded to executives.

      In April 2001, the Company entered into a consulting agreement with Richard L. Franklin, MD, pursuant to which Dr. Franklin agreed to render advisory and consulting services to the Company in the areas of strategic planning, business management, fund raising, investor relations and other areas consistent with Dr. Franklin's experience and expertise. The initial term of this agreement was one year, subject to an annual renewal absent three months written notice prior to the termination date. For his services under the agreement, the Company agreed to pay Dr. Franklin a fee of $10,000 per month. In May 2003, the agreement was amended to set a fixed expiration date of December 31, 2004 and to reduce Dr. Franklin's compensation to $5,000 per month from April 1, 2004 through the remainder of the term. In March 2002, the Board issued to Dr. Franklin a non-qualified stock option to purchase an aggregate of 3,000,000 shares of Common Stock under the Company's 2001 Non-Qualified Stock Option Plan. The option is exercisable at $0.12 per share, and vests in three equal installments commencing upon the issuance date. The vesting schedule accelerates upon a change in control of the Company. The option expires as to each installment seven years from vesting.

      In March 2003, the Company entered into an employment agreement with Eli Pines, Ph.D., pursuant to which Dr. Pines currently receives an annual base salary of $189,000 subject to adjustments for cost-of-living increases and other increases as determined by the Board. Dr. Pines serves as Vice President of Research and Chief Scientific Officer of the Company. The term of Dr. Pines' employment agreement is for a period of three years and is automatically renewed on an annual basis absent three months prior written notice.

      If Dr. Pines dies, is terminated for cause, voluntarily resigns other than for Good Reason, as such term is defined in the agreement, or is unable to perform his duties on account of death or disability and the agreement is terminated, he or his legal representative shall receive from the Company the base salary which would otherwise be due to the date which termination of employment occurred. If Dr. Pines' employment is terminated for any other reason by the Company or if Dr. Pines resigns for Good Reason during the term of the agreement, Dr. Pines will receive from the Company the base salary which would otherwise be due to the date which termination of employment occurred plus severance pay equal to six months of salary. The agreement with Dr. Pines contains confidentiality and non-competition provisions. Dr. Pines will have the right to participate in all group insurance, hospital, dental, major medical and disability benefits, stock option plans and other similar benefits afforded to executives.

      Dr. Pines had previously been providing consulting services to the Company at the rate of $4,000 per month when the consulting arrangement began in August 2001 and at the rate of $8,000 per month from January 2002 to February 2003. In May 2004, the Board issued to Dr. Pines a non-qualified stock option to purchase an aggregate of 600,000 shares of Common

Stock under the Company's 2001 Non-Qualified Stock Option Plan. The option vests in three equal annual installments commencing on the issuance date and is exercisable at progressive per share prices per installment of $0.45, $0.55, and $0.65, respectively. The vesting schedule accelerates upon a change in control of the Company. The option expires as to each installment seven years from vesting. In April 2004, the Board issued to Dr. Pines a non-qualified stock option to purchase an aggregate of 100,000 shares of Common Stock under the Company's 2001 Non-Qualified Stock Option Plan. The option is exercisable at $0.43 per share, vests in full on the issuance date and expires seven years from the vesting date. In March 2002, the Board issued to Dr. Pines a non-qualified stock option to purchase up to 700,000 shares of the Company's Common Stock under the Company's 2001 Non-Qualified Stock Option Plan. The option is exercisable at $0.12 per share, and vests in three equal installments commencing upon issuance date. The vesting schedule accelerates upon a change in control of the Company. The option expires as to each installment seven years from vesting.

      Director Compensation

      All directors of the Company are reimbursed for reasonable expenses incurred by them in acting as a director or as a member of any committee of the Board. All outside directors are entitled to receive $1,000 for attendance in person at each meeting of the Board and $500 for participation in each teleconference meeting of the Board. All existing outside directors, with the exception of Dr. Franklin, are entitled to receive, on the occasion of the Company's Annual Meeting of Stockholders, a grant of 50,000 shares for Board membership, a grant of 25,000 shares for chairing a Board committee and a grant of 10,000 shares for membership on a Board committee. Each new outside director is entitled to receive an initial grant of 50,000 shares on the occasion of his/her election to the Board. Each of the foregoing option grants is to be made with an exercise price equal to fair market value of the underlying Common Stock on the date of grant.

      In April 2004, the Board issued to Messrs. Allan and Frankel non-qualified stock options to purchase an aggregate of 95,000 shares of Common Stock under the Company's 2001 Non-Qualified Stock Option Plan. In April 2004, the Board issued to Mr. Celano and Mr. Maupay non-qualified stock options to purchase an aggregate of 110,000 and 135,000 shares, respectively, of Common Stock under the Company's 2001 Non-Qualified Stock Option Plan. All options are exercisable at $0.43 per share, vest in full on the issuance date and expire seven years from the vesting date.

      Securities Authorized For Issuance Under Equity Compensation Plans

      The following table summarizes certain information concerning equity compensation plans for employees and directors of and consultants to the
Company:

         Plan Category                  Number of securities to be           Weighted average exercise       Number of securities
                                          issued upon exercise of          price of outstanding options,   remaining available for
                                 outstanding options, warrants and rights       warrants and rights            future issuance
------------------------------------------------------------------------------------------------------------------------------------
                                                (a) (b) (c)
                                ----------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders                         0                                  N/A                       1,408,000

Equity compensation plans not
approved by security holders                    11,329,000                             $0.46                      1,921,000
                                ----------------------------------------------------------------------------------------------------

Total                                           11,329,000                             $0.46                      3,329,000
                                ====================================================================================================


      677,000 fully vested options have been granted to eight individuals pursuant to the Company's 2000 Non-Qualified Stock Option Plan at exercise prices ranging from $0.023 to $1.4375 per share and with termination dates ranging from

December 27, 2006 to October 12, 2007. Of these, the Company granted options to directors and officers as follows: 151,000 shares to Mr. Hickey, 72,000 shares to Mr. Celano and 87,000 shares to Mr. Maupay.

      8,292,000 options have been granted to twelve individuals pursuant to the Company's 2001 Non-Qualified Stock Option Plan at exercise prices ranging from $0.12 to $0.65 per share and with termination dates ranging from June 6, 2008 to May 24, 2013. Of the total options issued, 7,492,000 are vested, 400,000 vest on May 24, 2005 and 400,000 vest on May 24, 2006. Of these, the Company granted options to directors and officers as follows: 2,350,000 shares to Mr. Hickey, 1,400,000 shares to Dr. Pines, 145,000 shares to Mr. Allan, 235,000 shares to Mr. Celano, 145,000 shares to Mr. Frankel, 3,000,000 shares to Dr. Franklin and 260,000 shares to Mr. Maupay.

      2,360,000 fully vested options have been granted to fifteen individuals pursuant to other agreements at exercise prices ranging from $0.05 to $7.88 and with termination dates ranging from March 5, 2005 to March 9, 2007. Of these, the Company granted options to directors and officers as follows: 593,000 shares to Mr. Hickey, 196,000 shares to Dr. Pines, 188,000 shares to Mr. Celano and 179,000 shares to Mr. Maupay.

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

      The Audit Committee is comprised of three directors, all of whom are independent within the meaning of the rules of the Nasdaq Stock Market, and it operates under a written charter adopted by the Board of Directors. In January 2004, the Board of Directors adopted revisions to the charter to reflect, among other things, an increased role of the Audit Committee in respect of certain corporate governance matters and in administering and supervising the relationship with the independent auditors. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. A copy of the Audit Committee charter was included as an appendix to the Company's proxy statement for the annual meeting held in 2004.

      The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America.

      The Committee serves an oversight role to the Board of Directors in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Committee's members in business, financial and accounting matters. The Committee members are not professional auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors nor can the Committee certify that the independent auditors are "independent" under applicable laws.

      In this context, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2004. Management represented to the Audit Committee that said financial statements were prepared in accordance with generally accepted accounting principles which was affirmed by the Company's independent auditors, Eisner LLP. The Audit Committee has discussed with Eisner LLP matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committee."

      The Audit Committee has received and reviewed the written disclosures and the letter from Eisner LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with Eisner LLP the firm's independence.

      Based on the aforementioned actions, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission.

      Submitted by the Audit Committee of the Company's Board of Directors:


                                               Edward A. Celano, Chairman
                                               David G. P. Allan
                                               Walter R. Maupay, Jr.


Audit and Other Fees

      The following table summarizes fees billed to the Company by Eisner LLP for 2004 and 2003:

                                               2004            2003
                                               ----            ----

                  Audit Fees                   $35,500         $33,200
                  Audit-related Fees                 0               0
                  Tax Fees                           0               0
                  Other Fees                         0               0

      Audit fees include fees for the annual audit and review of financial statements included in that year's Form 10-QSB filings, as well as fees for any other services normally provided by the principal accountant in connection with statutory or regulatory filings, including SEC filings, or engagements.

                              CERTAIN TRANSACTIONS

      In March 2003, the Company completed the purchase of the polymer technology assets of a private medical technology company based in the United Kingdom, Phairson Medical Limited (and an affiliated entity; collectively, "Phairson"), in exchange for the issuance of 6,895,561 shares of restricted Common Stock of the Company. The assets comprise a series of United States and foreign patent applications as well as scientific and clinical documentation. The Company also assumed Phairson's rights and obligations under a development agreement with the Swiss Federal Institute of Technology and the University of Zurich, as well as with the principal investigator of the technology development project, Professor JA Hubbell. Under these agreements, the Company is required to pay royalties of no more than 1.1% of net sales of products incorporating the technology. If the Company fails to pursue development efforts involving the technology for an extended period of time, the Company is obligated to negotiate a return of the technology to the university. Certain stockholders of Phairson have participated in financings of the Company, and Richard Franklin, a Chairman of the Board of Directors of the Company, is a stockholder and served as CEO of Phairson. In connection with the acquisition, the Company granted an option, exercisable for seven years, to purchase up to 100,000 shares of Common Stock at $.09 per share to Dr. Gere S. diZerega, who has served as a medical consultant to both companies and who assisted in identifying the acquisition opportunity. Dr. diZerega had previously served as a director of the Company.

      For a description of certain compensation arrangements with management and other directors of the Company, including amendments, in May 2003, to the employment agreement with Mr. Hickey, the consulting agreement with Dr. Franklin, as well as the employment agreement entered into with Dr. Pines in March 2003, see "Executive Compensation."

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Company believes that all reports required to be filed during 2004 by the Company's executive officers, directors and beneficial owners of 10% or more of the Company's Common Stock, pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, were timely filed.

                                   NAME CHANGE

      The Board of Directors has determined that it is advisable and recommends that the stockholders approve an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to "SyntheMed, Inc."

      The Board of Directors believes the proposed new name more accurately reflects the Company's business focus on synthetic polymers for medical product applications. As the Company begins to prepare for commercialization of its REPEL-CV(TM) product, which is currently undergoing a multi-center pivotal clinical trial, the Board of Directors believes that now would be an appropriate time to effect the name change.

      The change of the Company's name will not affect, in any way, the validity of currently outstanding stock certificates, nor will it be necessary for the Company's stockholders to surrender or exchange any stock certificates that they currently hold as a result of the name change. If the name change is approved at the Meeting, the Company intends to promptly file an amendment to its Restated Certificate of Incorporation effecting the name change. In connection with the name change, the Company will seek to change the trading symbol for its common stock on the NASD Over-The-Counter Bulletin Board.

      Stockholders will not be entitled to rights of appraisal or similar rights of dissenters in connection with the proposed name change.

                         RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee has recommended, and the Board of Directors has approved, the reappointment of Eisner LLP as the independent registered public accounting firm to audit the financial statements of the Company for the current fiscal year. The Company has requested that a representative of Eisner LLP attend the Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders. Management of the Company recommends a vote for the ratification of Eisner LLP, as the independent auditors for the Company.

                                  OTHER MATTERS

      The Board is not aware of any matters not set forth herein that may come before the Meeting. If, however, further business properly comes before the Meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

                    STOCKHOLDER PROPOSALS AND COMMUNICATIONS

      Proposals for the 2006 Annual Meeting

      Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 2006 Annual Meeting of Stockholders, such proposals must be received by the Company not later than November 1, 2005. Proposals should be directed to the attention of the Secretary of the Company.

      Communications with the Board of Directors

      The Board of Directors provides a process for stockholders to send communications to the Board or any of the directors. Stockholders may send written communications to the Board or any of the directors c/o Secretary, Life Medical Sciences, Inc., PO Box 219, Little Silver New Jersey 07739. All communications will be collected and submitted to the Board or the individual directors on a periodic basis.

                                  ANNUAL REPORT

      The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 accompanies this Proxy Statement. The Annual Report on Form 10-KSB does not constitute a part of the proxy soliciting material.

                                   ETHICS CODE

      The Company has adopted a Code of Business Conduct applicable to its employees, officers and directors. The Code is intended to comply with requirements of the Securities and Exchange Commission's rules. Copies of the Code may be obtained by stockholders, free of charge, by mailing a request to the Company's Secretary.

             ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORTS

      Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Choosing this option will save the Company the cost of producing and mailing these materials. If you hold your shares through a bank, broker or other nominee, please refer to the information provided by the institution that holds your shares and follow that institution's instructions on how to elect to view future proxy statements and annual reports over the Internet. If you choose to view future proxy statements and annual reports over the Internet, next year you will receive an e-mail with instructions on how to view those materials and vote. Your election will remain in effect until you revoke it. Due to technical constraints at the Company's transfer agent, record shareholders are not yet able to elect this option.


                                       By order of the Board of Directors,
                                       Richard L. Franklin, MD
                                       Chairman


Dated:  March 1, 2005

EXHIBIT A

                           LIFE MEDICAL SCIENCES, INC.
          CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
                            OF THE BOARD OF DIRECTORS

1. General Purpose. The general purpose of the Committee is to discharge the responsibilities described below relating to (i) board composition, (ii) corporate governance and (iii) performance evaluation of the board and management.

2. Responsibilities Relating to Board Composition

2.1. The Committee's responsibilities shall be to:

      o     develop criteria for evaluating prospective candidates to the board;

      o     identify individuals qualified to become board members; and

      o recommend to the board those individuals that should be nominees for election or re-election to the board or otherwise appointed to the board (with authority for final approval remaining with the board).

2.2. The Committee shall have sole authority to (i) retain and terminate any search firm to be used to identify director candidates and (ii) approve the search firm's fees and other retention terms.

2.3. The recommendation of the Committee shall not be required for directors that are elected by holders of the Company's preferred stock, if any, voting as a separate class, and nothing in this Charter shall limit any rights that holders of any class of preferred stock may have to designate or elect directors voting as a separate class.

3. Responsibilities Relating to Corporate Governance

3.1. The Committee shall be responsible for taking a leadership role in shaping the corporate governance of the Company. As part of this responsibility, the Committee shall develop, and recommend to the board, corporate governance guidelines for the Company.

3.2. The corporate governance guidelines should cover such areas as the Committee deems appropriate including, by way of example, (i) director qualification standards, (ii) director responsibilities, (iii) director access to management and, as necessary and appropriate, independent advisors, (iv) director compensation, (v) director orientation and continuing education, (vi) management succession, (vii) annual self evaluation of the board, (viii) evaluation of management and (ix) such other matters as may be required by the rules of any stock exchange or association on which the Company's securities may be traded or quoted .

4. Responsibilities Relating to Board and Management Evaluation. The Committee shall oversee the evaluation processes for the board and management that are required by the Company's corporate governance guidelines.

5. Other Responsibilities. In addition to the authority and responsibilities described herein, the Committee shall have such other authority and responsibility as the board from time to time may delegate to it by resolution.

6. Composition and Operation of the Committee

6.1. The Committee shall be comprised of two or more directors appointed by the board. Each member of the Committee must be "independent" within the meaning of the rules of The NASDAQ Stock Market or any other association or exchange on which the Company's securities are quoted or listed for trading. The board may appoint one member of the Committee to serve as Chairman of the Committee.

6.2. Any member of the Committee may be removed by the board, with or without cause, at any time.

6.3. At all meetings of the Committee, a majority of the entire Committee shall be necessary and sufficient to constitute a quorum for the transaction of business.

6.4. The vote of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee. The Committee may also act by unanimous written consent as provided in the Company's by-laws.

6.5. Regular meetings of the Committee may be held without notice at such time and at such place as may from time to time be determined by the Committee. Special meetings of the Committee may be called by any member of the Committee. Notice for Committee meetings, when required, shall be given in the same manner as notice for a board meeting.

6.6. Meetings of the Committee shall be presided over by the Chairman of the Committee, if any, or in the absence of a Chairman by a chairman chosen at the meeting.

6.7. The Committee shall record minutes of each of its meetings.

6.8. The Committee shall make regular reports to the board on its activities. These reports may be made orally or in writing or by providing copies of relevant minutes.

6.9.The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of members of the Committee. The requirements for action by a subcommittee shall, except as otherwise provided by act of the Committee, be the same as applicable to the Committee.

                           LIFE MEDICAL SCIENCES, INC.
                                   PO Box 219
                             Little Silver, NJ 07739

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          to be held on April 22, 2005

           This Proxy is solicited on Behalf of the Board of Directors

      The undersigned hereby appoints Robert Hickey and Eli Pines, PhD, and each of them, (with full power to act without the other), as proxies with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders to be held at the offices of Eisner LLP, 750 Third Ave., New York, NY 10017 on April 22, 2005 at 9:00 a.m. and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated on the reverse side:

                  (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                           LIFE MEDICAL SCIENCES, INC.

                                 APRIL 22, 2005


[down arrow]      Please Detach and Mail in the Envelope Provided   [down arrow]

    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE

                   FOR all nominees             WITHHOLD AUTHORITY                  NOMINEES: David G.P. Allan
                   Listed at right (except      to vote for all nominees                      Edward A. Celano
                   as marked to the             listed at right                               Barry R. Frankel
                   contrary below)                                                            Richard L. Franklin, MD
                                                                                              Robert P. Hickey
                                                                                              Walter R. Maupay, Jr.
1. Election of
   Directors.           / /                            / /


(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)


--------------------------------------------------------------------------------

                                                                    FOR               AGAINST          ABSTAIN
2  To approve an amendment to the Company's Restated                / /               / /              / /
   Certificate of Incorporation changing the Company's
   name to SyntheMed, Inc.;

3  To ratify the appointment of Eisner LLP as the Independent       / /               / /              / /
   Registered Public Accounting Firm of the Company;

4. In their discretion, the proxies are authorized to vote upon such business as may properly come before the Meeting.

The Shares represented by this proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR the election of the nominees and FOR Proposals 2 and 3. On any other matters that may come before the Meeting the proxy will be voted in the discretion of the above-named persons.

SIGNATURE _____________________  _________________________  DATED________, 2005
                                 SIGNATURE IF HELD JOINTLY

Note: (Please date, sign as name appears above and return promptly. If the Shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)